UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GLOBAL SIGNAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2006

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of shareholders of Global Signal Inc., to be held on Thursday, May 18, 2006 at 11:30 a.m., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached proxy statement.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote today by Internet, by telephone or by completing, signing and returning your proxy card in the postage-prepaid envelope enclosed for that purpose.

FOR THE BOARD OF DIRECTORS OF GLOBAL SIGNAL INC.

Wesley Edens
Chief Executive Officer, President and Chairman of the Board of Directors

GLOBAL SIGNAL INC.

301 North Cattlemen Road, Suite 300

Sarasota, Florida 34232

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 18, 2006

To the Shareholders:

The 2006 Annual Meeting of Shareholders of Global Signal Inc. will be held on Thursday, May 18, 2006 at 11:30 a.m., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of two Class I directors to serve for the ensuing three years or until their successors are duly elected and qualified; and

2.	any other business properly presented at the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposal set forth in this proxy statement.

Shareholders of record at the close of business on April 11, 2006 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common stock. A list of all shareholders entitled to vote at the meeting will be available for examination at our principal executive office located at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232, for the 10 days before the meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the meeting during the meeting for any purpose germane to the meeting.

By order of the Board of Directors,

Jeffrey A. Klopf
Executive Vice President, General Counsel and Secretary

Sarasota, Florida

April 12, 2006

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. YOU CAN ALSO NOW VOTE BY TELEPHONE OR BY THE INTERNET BY LOGGING ONTO THE SITE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS.

GLOBAL SIGNAL INC.

301 North Cattlemen Road, Suite 300

Sarasota, Florida 34232

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 18, 2006

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Signal Inc., a Delaware corporation (“Global Signal” or the “Company”), for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, May 18, 2006, including any adjournments and postponements thereof (the “Annual Meeting”).

We are mailing this proxy statement and form of proxy, together with our Annual Report to Shareholders for the year ended December 31, 2005, on or about April 17, 2006.

Date, Time and Place of the Annual Meeting

The 2006 Annual Meeting of Shareholders of Global Signal will be held on Thursday, May 18, 2006 at 11:30 a.m., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022. Global Signal’s principal executive offices are located at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232 and our main telephone number is (941) 364-8886.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of two Class I directors to serve for the ensuing three years or until their successors are duly elected and qualified; and

2.	any other business properly presented at the Annual Meeting.

Shareholders Entitled to Vote

As of April 11, 2006, there were outstanding and entitled to vote 69,814,859 shares of our common stock, par value $0.01 per share. Each share of our common stock entitles the holder to one vote. Shareholders of record at the close of business on April 11, 2006 are entitled to vote at the Annual Meeting including any adjournments and postponements thereof. A shareholder list will be available for examination by our shareholders at the Annual Meeting and at the principal executive offices of the Company between 9:00 a.m. and 5:00 p.m., local time, during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 11, 2006, will constitute a quorum for the transaction of business. We will count votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter (“broker non-votes”) for purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect each director if a quorum is present.

Shareholders who do not attend the Annual Meeting in person may submit proxies by mail on the enclosed proxy card, or by voting via telephone or on the Internet. Proxies in the enclosed form or received from the telephone or Internet voting methods, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares of common stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

We will not count shares that abstain from voting on a particular matter or broker non-votes as votes in favor of such matter. In the election of directors, abstentions and broker non-votes will have no effect on the outcome of vote.

Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm.

Voting of Proxies

You may vote by any one of the following means:

•	by mail;

•	by telephone;

•	on the Internet; or

•	in person, at the Annual Meeting.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. To vote by telephone or on the Internet please see the instructions on the proxy card. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Revocability of Proxy

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by one of the following methods:

•	File an instrument of revocation with our Secretary, at our principal executive offices, 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232;

•	Sign, date and mail a new proxy card bearing a later date to our Secretary;

•	Dial the number provided on the proxy card and vote again;

•	Log onto the Internet site provided on the proxy card and vote again; or

•	Attend the Annual Meeting and vote in person.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, or via telephone or on the Internet.

Persons Making the Solicitation

This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board of Directors of Global Signal. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR the election of the nominees to the Board of Directors.

PROPOSAL: ELECTION OF DIRECTORS

The proposal is to elect two Class I directors to serve until the 2009 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors may determine by resolution adopted by a majority of the Board of Directors then in office the number of directors which constitute our Board of Directors. The number of directors is currently fixed at seven. Our Board of Directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2006, 2007 and 2008, respectively. On April 9, 2006, Jerry V. Elliott entered into an employment agreement with the Company whereby he agreed to serve as the Company’s Chief Executive Officer and President, beginning May 2006. In connection with Mr. Elliot joining the Company, by resolution adopted on April 10, 2006, and effective upon Mr. Elliott commencing employment with the Company, the board of directors of the Company expanded the size of the board from seven to eight members and appointed Mr. Elliott as a Class III director to serve until the 2008 Annual Meeting or until his successor is duly elected and qualified.

The Board of Directors has unanimously proposed David Abrams and Howard Rubin as nominees for election as Class I directors. If elected at the Annual Meeting, each of Messrs. Abrams and Rubin will hold office until the 2009 Annual Meeting or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees becomes unavailable to serve, an event that the Board of Directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Abrams and Rubin.

The Board of Directors recommends that you vote FOR the election of each of Messrs. Abrams and Rubin to serve as our directors until the 2009 Annual Meeting or until their successors are duly elected and qualified.

Information Concerning Directors and the Director Nominees

Set forth below is certain biographical information for our directors, including the director nominees. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of March 22, 2006.

Name	Age	Position With Global Signal	Class
Wesley R. Edens	44	Chief Executive Officer and President; Chairman of the Board of Directors*	Class II

Robert H. Niehaus	50	Vice Chairman of the Board of Directors	Class II

David Abrams	45	Director	Class I

Robert H. Gidel	54	Director	Class III

Douglas L. Jacobs	58	Director	Class II

Howard Rubin	51	Director	Class I

Mark Whiting	49	Director	Class III

*	As stated above, Jerry V. Elliott, age 47, will become a Class III director effective as of the commencement of his employment with the Company in May 2006 as Chief Executive Officer and President. For information regarding the background and experience of Mr. Elliot, please see Executive Officers below.

Wesley R. Edens is the Chairman of the Board of Directors and Chief Executive Officer and President of Global Signal. He has served as Chairman and a director since Global Signal’s reorganization in October 2002.

He served as acting Chief Executive Officer from January 31, 2003 until February 11, 2004, when he became Chief Executive Officer. He became President in December 2005. Mr. Edens has been the Chairman of the Management Committee of Fortress Investment Group LLC since May 1998. He has also served as the Chairman of the board of directors and Chief Executive Officer of Newcastle Investment Corp., an affiliate of Fortress Investment Group and a REIT listed on the New York Stock Exchange, since its inception in June 2002. Mr. Edens has also served as the Chairman of the board of directors of Brookdale Senior Living Inc., a New York Stock Exchange listed company, since its inception in November 2005. Mr. Edens also serves as a director of Green Tree Inc., Italfondiario S.P.A. and Mapeley LTD. In addition, Mr. Edens served as a director of Capstead Mortgage Corporation beginning in December 1999 and assumed the title of Chairman of the Board, Chief Executive Officer and President in April 2000 until July 2003 when he resigned from all positions. Mr. Edens was previously a Managing Director of Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Edens was a Partner and a Managing Director of BlackRock Financial Management Inc. from October 1993 to May 1997. In addition, Mr. Edens was formerly a Partner and Managing Director of Lehman Brothers from April 1987 to October 1993. Mr. Edens received a Bachelor of Science in Finance from Oregon State University. As Chairman of the Management Committee of Fortress Investment Group, he manages and invests in other asset-related investment vehicles and serves on the boards of Fortress Registered Investment Trust and Fortress Investment Trust II. Mr. Edens was initially designated a director pursuant to an investor agreement that we entered into with Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners L.P. and its related partnerships, Abrams Capital Partners II, L.P. and certain of its related partnerships and their respective permitted and third party transferees, as initially entered into on November 1, 2002 and amended on October 29, 2003 and March 31, 2004 (the “Investor Agreement”). He was re-elected at our 2004 Annual Meeting.

Robert H. Niehaus has served as Vice Chairman of our Board of Directors since October 2002. He is a Managing Director of Greenhill & Co., Inc., and the Chairman of Greenhill Capital Partners, LLC and GCP 2000, LLC, the entities that control the general partners of one of our principal shareholders, Greenhill Capital Partners. He joined Greenhill & Co., LLC in January 2000 to start Greenhill, a private equity fund focused on the energy, financial services and telecommunications infrastructure industries. Mr. Niehaus is a director of American Italian Pasta Company, EXCO Resources Inc., Heartland Payment Systems, Inc. and several other private companies. Mr. Niehaus was Vice Chairman and a director of Morgan Stanley Capital Partners III, L.P., a $1.8 billion private equity investment fund, from 1994 to 1999 and was Vice Chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a $2.2 billion private equity investment fund, from 1992 to 1999. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus received a Bachelor of Arts from Princeton University and a Masters of Business Administration from Harvard Business School. Mr. Niehaus was initially designated a director pursuant to the Investor Agreement. He was re-elected at our 2004 Annual Meeting.

David Abrams has served as one of our directors since October 2002. Since November 1998, Mr. Abrams has been a managing member of Abrams Capital, LLC, an investment firm managing in excess of $2.3 billion, whose affiliates are our shareholders. Mr. Abrams has been the managing partner of Pamet Capital Management LLC since January 2002. Mr. Abrams was designated a director pursuant to the Investor Agreement. In November, 2004, Arch Wireless and Metrocall Holdings Inc. merged to form USA Mobility, Inc., one of our customers. Mr. Abrams is a director of USA Mobility. Mr. Abrams will recuse himself from any discussion or decision by our Board of Directors regarding USA Mobility. He received a Bachelor of Arts in History from the University of Pennsylvania.

Robert H. Gidel has served as one of our directors since October 2002 and is the Chairman of our Nominating and Corporate Governance Committee. Since 1997, Mr. Gidel has been the Managing Director of Liberty Partners, L.P., a partnership which makes investments in real estate operating companies and partnerships. Mr. Gidel has been a director of Developers Diversified Realty Corporation since 2001 and has also been a director of LNR Property Holdings since 2005, and is the sole member of Fortress Pinnacle Investment Fund LLC, an affiliate of Fortress. From 2001 to 2005 he was also a trustee of Fortress Registered Investment Trust and Fortress Investment Trust II, affiliates of Fortress Investment Group LLC, our largest shareholder. From 1996 to 2005, Mr. Gidel was the Independent Member of the Investment Committee of the Lone Star

Funds (I, II, III, IV and V). From 1999 until 2001 (when it was sold), he was a director and member of the audit committee of American Industrial Properties, an industrial REIT. From 2001 to 2005, Mr. Gidel served as a director of US Restaurant Properties. Mr. Gidel is a graduate of the Warrington College of Business at the University of Florida. Mr. Gidel was initially designated a director pursuant to the Investor Agreement. He was re-elected at our 2004 Annual Meeting.

Douglas L. Jacobs has served as one of our directors since February 2004 and is the Chairman of our Audit Committee. Since 2003, Mr. Jacobs has been a director of Hanover Capital Mortgage Holdings, Inc. Since November of 2004, Mr. Jacobs has also been a director of American Capital Access Holding Limited, a private investment company, where he is a member of the compensation committee and the risk management committee, and the chairman of the audit committee. From 1988 to 2001, Mr. Jacobs was an Executive Vice President and Treasurer at FleetBoston Financial Group, primarily in funding, securitization, capital management, and asset and liability management activities, as well as securities, derivatives, and mortgage loan portfolios. He also served as a director of Fleet Mortgage Group after its privatization from 1998 to 2002. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group. Mr. Jacobs holds a Bachelor of Arts degree in Chemistry from Amherst College and a Masters of Business Administration from the Wharton School of Business at the University of Pennsylvania. He was re-elected at our 2005 Annual Meeting.

Howard Rubin has served as one of our directors since February 2004. Mr. Rubin is a director and the head of the audit committee of Capstead Mortgage Corporation. He has over twenty years of experience trading mortgage-backed securities. From 1987 to his retirement in 1999, Mr. Rubin was a Senior Managing Director at Bear Stearns, where he ran the Collateralized Mortgage Obligations desk. Mr. Rubin received a Masters of Business Administration from Harvard Business School and a B.S.E. in Chemical Engineering from Lafayette College. Prior to June 2003, Fortress Investment Group LLC held a one-third interest in Capstead Mortgage Corporation and Wesley R. Edens served as Capstead’s Chief Executive Officer. Fortress sold its interest in Capstead and Mr. Edens resigned from his post as Chief Executive Officer in June 2003.

Mark Whiting has served as one of our directors since February 2004 and is the Chairman of our Compensation Committee. Mr. Whiting is a director and the chairman of the compensation committee of Capstead Mortgage Corporation. In January 1999, Mr. Whiting founded Drawbridge Partners, LLC, an active developer and owner/operator of office and industrial properties throughout the western United States, where he is the managing partner. Mr. Whiting was President and a director of TriNet Corporate Realty Trust, Inc. from May 1993, where he was Chief Executive Officer from May 1996 to September 1998. Mr. Whiting holds a Bachelor of Arts degree from Stanford University and a Masters of Business Administration from the Stanford University Graduate School of Business. Prior to June 2003, Fortress Investment Group LLC held a one-third interest in Capstead Mortgage Corporation and Wesley R. Edens served as Capstead’s Chief Executive Officer. Fortress sold its interest in Capstead and Mr. Edens resigned from his post as Chief Executive Officer in June 2003. He was re-elected at our 2005 Annual Meeting.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

In April 2006, the Board of Directors affirmatively determined that Messrs. Jacobs, Rubin, Whiting, Gidel and Abrams are “independent” under Section 303A.02(b) of the New York Stock Exchange, or NYSE, listing standards because none of them had a material relationship with Global Signal. In making this determination, our Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board of Directors consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the

Board of Directors consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board of Directors, and a director of Global Signal only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Global Signal (either directly or as a partner, shareholder or officer of an organization that has a relationship with Global Signal). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Global Signal (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Global Signal (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Global Signal; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Global Signal’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Global Signal’s present executives serve on that company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Global Signal for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Global Signal’s stock, by itself, does not constitute a material relationship.

The Board of Directors has not established additional guidelines to assist it in determining whether a director has a material relationship with Global Signal under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board of Directors, when assessing the materiality of a director’s relationship with Global Signal, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

On November 16, 2004, Arch Wireless and Metrocall Holdings, Inc. merged to form USA Mobility, Inc., which is currently one of our important customers (comprising 6.4% of our revenues in 2005), and one of our directors, David Abrams, is a director of USA Mobility, Inc. Mr. Abrams will recuse himself from any discussion or decision by our Board of Directors regarding USA Mobility, Inc.

Compensation of Directors

We pay an annual director’s fee to each independent director equal to $30,000, payable semi-annually. Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors. In addition, an annual fee of $5,000 is paid to the chairs of each of the Audit and Compensation

Committees of our Board of Directors. Affiliated directors, however, will not be separately compensated by us. Fees paid to the independent directors may be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash.

In addition, each director of the Company who is not (i) an officer or employee of the Company or of any of its parents or subsidiaries or (ii) the beneficial owner, whether directly or indirectly, of ten percent or more of our common stock (an “eligible director”) is eligible to receive automatic annual grants of fully vested common under our Omnibus Stock Incentive Plan, valued at $15,000 based on the fair market value of the shares on the date of grant, on the first business day after our annual meeting of shareholders and each such annual meeting thereafter during the term of the Omnibus Stock Incentive Plan. On April 15, 2004, we modified our director’s compensation package for eligible directors. Each director that was an eligible director immediately prior to the consummation of our initial public offering was granted 5,000 fully vested shares of common stock under our Omnibus Stock Incentive Plan on the first day following the consummation of the initial public offering. Furthermore, each of the eligible directors would be granted 5,000 shares of our common stock on the first day following each of the 2005 and 2006 Annual Meetings, so long as such eligible director continues to serve as one of our directors on that grant date. An eligible director that receives any of the 5,000 share grants described above during any fiscal year will not be eligible to receive the automatic $15,000 stock grants for that fiscal year. Pursuant to these arrangements, 20,000 shares of common stock, in the aggregate, were granted to Messrs. Gidel, Jacobs, Rubin and Whiting on each of the first day following the consummation of our initial public offering in June 2004 and following our 2005 Annual Meeting.

Meetings of the Board of Directors

The Board of Directors met ten times in 2005, including five regularly scheduled meetings and five special meetings. None of the incumbent directors attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the applicable director served, except for Mr. Whiting, who attended eight of the ten meetings of the Board of Directors and five of the eleven meetings of the Audit Committee, on which he serves.

Executive sessions of “non-management” directors, as defined under the rules of the NYSE, are held periodically. Any non-management director can request that an additional executive session be scheduled. At the October 29, 2004 meeting of non-management directors, Mr. Gidel was elected “Lead Outside Director” to serve as chairperson for each executive session.

Global Signal does not require directors to attend the annual shareholders’ meetings, although they are invited and encouraged to attend. Six out of seven directors attended the 2005 annual meeting.

Committees of the Board of Directors

Global Signal has established three separate standing committees of its Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent registered public accounting firm and our internal audit and risk review staff, and the results of regulatory examinations and tracks management’s corrective action plans where necessary;

•	reviewing the responsibilities, budget, compensation and staffing of our internal audit function, and reviewing the Committee’s level of involvement and interaction with our internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered certified public accounting firm;

•	reviewing our risk and control issues, compliance programs and significant tax and legal matters;

•	having the sole discretion to appoint annually the independent registered public accounting firm and evaluating their independence and performance, as well as to set clear hiring policies for employees or former employees of the independent registered public accounting firm; and

•	reviewing our risk management processes.

The Audit Committee is currently chaired by Mr. Jacobs and consists of Messrs. Jacobs, Rubin and Whiting. All three members are “independent” directors as defined under NYSE rules and under Section 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Jacobs is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. In 2005, the Audit Committee held eleven meetings.

The Board of Directors has adopted a written charter for the Audit Committee and a current copy of this charter is available to shareholders on our website, located at www.gsignal.com.

Compensation Committee

The Compensation Committee’s functions include:

•	reviewing and recommending to the Board of Directors the salaries, benefits and equity grants for all employees, consultants, officers, directors and other individuals compensated by us;

•	reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation; and

•	overseeing our compensation and employee benefit plans.

The Compensation Committee is currently chaired by Mr. Whiting and consists of Messrs. Whiting, Gidel and Abrams. All three members are “independent” directors as defined under the NYSE rules. In 2005, the Compensation Committee held two meetings.

The Board of Directors has adopted a written charter for the Compensation Committee and a current copy of this charter is available to shareholders on our website, located at www.gsignal.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include:

•	reviewing the performance of the Board of Directors and incumbent directors and making recommendations to our Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees;

•	advising the Board of Directors with respect to the corporate governance principles applicable to Global Signal; and

•	overseeing the evaluation of the Board of Directors and Global Signal’s management.

The Nominating and Corporate Governance Committee is currently chaired by Mr. Gidel and consists of Messrs. Gidel, Rubin and Whiting. All three members are “independent” directors as defined under the NYSE rules. In 2005, the Nominating and Corporate Governance Committee held one meeting.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and a current copy of this charter is available to shareholders on our website, located at www.gsignal.com.

The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate and necessary characteristics, skills and experience of the Board of Directors, both as a whole and with respect to its individual members. The Nominating and Corporate Governance Committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the Nominating and Corporate Governance Committee and by the Board of Directors in making its decisions as to prospective candidates to the Board of Directors. While the Nominating and Corporate Governance Committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the Nominating and Corporate Governance Committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of Global Signal’s business, and educational and professional background. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of Global Signal’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

Each of the nominees for election as director at the 2006 Annual Meeting, Messrs. Abrams and Rubin, are currently directors of Global Signal, were recommended for re-election by the Nominating and Corporate Governance Committee and are standing for re-election at the annual meeting.

While the Nominating and Corporate Governance Committee’s charter and our corporate governance guidelines provide that the Nominating and Corporate Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board of Directors candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our amended and restated bylaws which permit shareholders to submit recommendations for Board of Directors candidates. The Board of Directors believes that it is appropriate for Global Signal not to have a specific policy since shareholders are always free to submit recommendations for Board of Directors candidates, simply by following the procedures set forth in the amended and restated bylaws, as described below.

A shareholder wishing to make a nomination for a Board of Directors candidate must give timely notice of the nomination in proper written form to the Secretary of Global Signal. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Global Signal (a) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, the notice by the shareholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the person’s name, age, business and residence address, the person’s principal occupation or employment, and the class or series and number of shares of capital stock of Global Signal that are owned beneficially or of record by the person. The notice must also set forth the name and record address of the shareholder, the class or series and number of shares of capital stock of Global Signal that the shareholder beneficially owns or owns of record, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the Chairman of the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

A person must own shares of Global Signal stock on the date that he or she sends the notice to Global Signal under the procedures above for the nomination to be valid under the amended and restated bylaws. Shareholders should submit the notice described above to “Global Signal Inc. Nominating and Corporate Governance Committee” c/o General Counsel, Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232. Provided that the required biographical and background material described above is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members.

Corporate Governance

The role of our Board of Directors is to ensure that Global Signal is managed for the long-term benefit of our shareholders. To fulfill this role, the Board of Directors has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards. In addition, the Board of Directors is informed regarding Global Signal’s activities and periodically reviews, and advises management with respect to, Global Signal’s annual operating plans and strategic initiatives.

We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of the NYSE.

Based on this review, in March 2004, the Board of Directors adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive and Senior Financial Officers to help ensure that Global Signal abides by applicable corporate governance standards. These guidelines and codes can be accessed at the “Investors” section of our website, www.gsignal.com, or we will send a copy in print, at no charge, upon request made to: General Counsel, Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.

Communications from Shareholders

The Board of Directors has in place a process for security holders to send communications to the Board of Directors. Specifically, the Board of Directors will review and give appropriate attention to written communications submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of Global Signal’s General Counsel, (1) be primarily responsible for monitoring communications from shareholders and (2) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Shareholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232. Shareholders who wish to contact any other non-management director or the non-management directors as a group should address such communications to the non-management director they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.

Report of the Audit Committee

The Audit Committee reviews Global Signal’s financial reporting on behalf of the Board of Directors. Management is responsible for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP, Global Signal’s independent registered certified public accounting firm for fiscal year 2005, was responsible for performing an audit of Global Signal’s consolidated financial statements and for issuing a report (i) on Global Signal’s consolidated financial statements (ii) on management’s assessment of the effectiveness of Global Signal’s internal control over financial reporting and (iii) on the effectiveness of Global Signal’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Audit Committee deemed appropriate.

The Audit Committee reviewed Global Signal’s audited consolidated financial statements as of and for the year ended December 31, 2005 and discussed these financial statements with Global Signal’s management and with Ernst & Young LLP, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements.

Global Signal’s independent registered public accounting firm also provided the Audit Committee with the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Global Signal is compatible with maintaining such auditors’ independence, concluding that it was.

During the course of fiscal year 2005, management completed documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to its first year of required compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee provided oversight during the process. In connection with this oversight, the Audit Committee received periodic progress updates provided by management and by Ernst & Young LLP, and discussed each thoroughly. Based on preliminary observations and findings, the Audit Committee also reviewed management’s remediation plans, and subsequently reviewed more detailed action steps, timelines and deadlines for remediation.

At the conclusion of the process, management evaluated the Company’s internal control over financial reporting and provided the Audit Committee with a report which found such control to be ineffective due to the presence of material weaknesses. Management’s evaluation found material weaknesses as to a) the adequacy of controls over the accuracy of automated computations related to accounting for non-cash aspects of tenant leases and the data used in these computations and b) the lack of effective controls over acquisition accounting, detail account analyses supporting certain account balances, and reviews thereof, primarily due to lack of tenured financial accounting and reporting personnel.

The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as Ernst & Young LLP’s reports included in the Company’s Annual Report related to its audit of (i) the consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (iii) the effectiveness of the Company’s internal control over financial reporting. The first two reports from Ernst & Young LLP included unqualified opinions, whereas their third opinion was adverse, due to the ineffectiveness of the Company’s internal control over financial reporting.

Despite the conclusion of ineffective internal control over financial reporting, the Audit Committee believes that substantial progress was made by management during 2005 with regard to designing, documenting and establishing a more robust financial control system to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. During 2006, the Audit Committee plans to routinely review, along with the Company’s Internal Auditor, the Company’s detail progress toward the goal of complete remediation of the material weaknesses noted in 2005 and a conclusion of effective internal control over financial reporting as of December 31, 2006.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Global Signal’s Board of Directors that the audited financial statements and management’s assessment of internal control over financial reporting, and Ernst & Young LLP’s reports thereon, be included in Global Signal’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee of the Board of Directors of Global Signal Inc.

AUDIT COMMITTEE

Douglas Jacobs, Chairman

Howard Rubin

Mark Whiting

Report of the Compensation Committee on Executive Compensation

The Compensation Committee (the “Committee”) administers the Company’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, perform an annual review of executive compensation plans and annually review and approve all decisions regarding the compensation of executive officers. The Committee’s charter reflects these responsibilities and provides that the Committee and the Board of Directors will periodically review and, if applicable, revise the charter. The Committee’s membership is determined by the Board of Directors and is composed entirely of independent directors. The Committee meets at scheduled times during the year and also takes action by written consent. The Committee Chairman reports on Committee actions and recommendations to the Board of Directors. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist it.

General Compensation Philosophy

Our general compensation philosophy is that total cash compensation should vary with the Company’s and the individual’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be awarded to senior managers and be closely aligned with the shareholders’ interests. Thus, long-term incentive compensation should be generally comprised of equity-based awards, the value of which cannot be realized immediately and which depends upon the long-term performance of the Company. This general compensation philosophy applies to all of the Company’s employees, usually with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The key strategic compensation design priorities for the Company are: alignment with shareholder interests, employee retention and cost management.

Executive Compensation

In 2004, the Committee engaged in a review of the executive compensation program, seeking advice and input from Global Signal management as well as reviewing compensation data with respect to comparable public tower companies and real estate investment trusts. This review confirmed that our base salary and short-term incentive compensation program elements individually and in the aggregate support and reflect the compensation philosophy and strategic design priorities of the Company. With respect to long-term incentive compensation, at that time the Committee and the Company decided to migrate to a more extensive use of restricted stock as opposed to stock options, which the Company in fact utilized in 2005. This is due to the fact that, although, both stock options and restricted stock encourages employee focus on the Company’s growth and increased stock value, the use of restricted stock as an incentive has the added value of aligning executive compensation with growing dividends. Additionally, as a retention tool, restricted stock retains value to the employee irrespective of any movement in stock price. This encourages employees to remain with the Company during the restricted period and to continue to work to achieve the Company’s long-term goals for growth and profitability.

Total annual compensation for the Company’s executive officers consists of the following components:

Base Salary

The Committee believes that, while executive officers’ base salaries should reflect a variety of factors, including the circumstances surrounding the initial employment of the officer by the Company, the extent of an officer’s holdings of Company equities, and the role of the officer with respect to execution of the Company’s central strategies, the primary components of an officer’s compensation should be variable performance-based compensation.

Performance-Based Cash Compensation (Annual Bonuses)

The purpose of performance-based cash compensation is to motivate and reward eligible employees for their contributions to the Company’s performance for the applicable year. This is accomplished by making a portion of their cash compensation variable and dependent upon both individual and Company performance during the applicable year. Performance metrics considered by the Committee may include adjusted EBITDA, adjusted FFO, cash flow, etc. Note, in some instances, an executive employment agreement may guarantee a particular bonus for a specified period of time.

Long-term Incentive Compensation

The purpose of long-term incentive compensation is to align an employee’s long-term goals with those of the shareholders. The use of restricted stock encourages employee focus on the Company’s long-term financial growth and consequent shareholder value. Grants are generally based on Company and executive performance and include a multi-year ‘vesting’ schedule, which encourages retention of key employees and a focus on long-term growth of shareholder value.

In setting performance-based cash compensation and long-term incentive compensation awards for each executive officer, the Committee reviews the Company’s financial performance using a variety of metrics, including adjusted EBITDA, cash flows, adjusted FFO per share, dividends per share, etc., the officer’s employment agreement and executive compensation information derived from comparable public tower companies that compete with the Company. Generally, the Committee does not give any particular factor a specific weighting.

The Committee also believes that total compensation should be comparable to that of the Company’s primary competitors in order to recruit and retain talented executive officers who are key to the Company’s long-term success.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the option deduction limit. The Company’s shareholder-approved equity compensation plan is qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

Company Performance and Executive Compensation in 2005

In December 2005, the Committee reviewed with the Board of Directors the performance and employment agreements of the executive management of the Company for the purposes of determining the amounts of any cash bonuses, restricted stock or other benefits to be granted to members of management in return for the services they provided during 2005.

In accordance with the Company’s compensation philosophy, we analyzed several qualitative and quantitative factors when awarding compensation for fiscal 2005 in order to link financial reward to the annual and long-term performance of the Company. Following a review of the Company’s performance in 2005, including the successful completion of the acquisition of approximately 6,553 towers from Sprint Corporation, the completion of a secondary public offering of common stock, the success of the tower acquisition program and related financings, and improvements in important metrics such as stock price, adjusted EBITDA, cash flows, adjusted FFO per share, dividends per share, etc., and the review of the performance of each executive with respect to the Company’s performance in 2005, the Committee and the Board of Directors determined in December of 2005 to award to members of management certain amounts of restricted stock and cash bonuses based on the executive’s performance.

Company Performance and CEO Compensation in 2005

The Company’s compensation program is designed to promote the achievement of Company objectives and shareholder value. However, our Chief Executive Officer, Wesley Edens, who is also our Chairman and President, did not receive a salary, bonus or other form of incentive compensation as our Chief Executive Officer in 2005 or 2004. Mr. Edens is also the Chairman of the Management Committee of Fortress Investment Group LLC, an affiliate of our largest shareholder, and benefits as CEO mainly from increases in the Company’s stock price and dividends paid on our common stock due to the significant holdings of our stock by himself personally and by Fortress Investment Group LLC and its affiliates, which holdings as of December 31, 2005 constituted approximately 44.2% of our outstanding common stock. As we do not pay Mr. Edens a salary or bonus nor award him incentive compensation personally, this Committee does not evaluate his performance with such ends in mind. However, Mr. Edens’ performance as CEO is separately evaluated by the Board of Directors for the purpose of determining whether the Company is meeting its objectives and desired results.

Conclusion

Attracting and retaining talented and motivated management and employees is essential in creating long-term shareholder value. Offering a competitive, performance-based compensation program with a significant equity component helps to achieve this objective by aligning the interests of management and other key employees with those of shareholders. We believe that the Company’s fiscal 2005 compensation program met these objectives.

The Committee is pleased to submit this report to the Company’s shareholders.

By the Compensation Committee of the Board of Directors of Global Signal Inc.

COMPENSATION COMMITTEE

Mark Whiting, Chairman
Robert Gidel
David Abrams

Compensation Committee Interlocks and Insider Participation

Since our initial public offering in June 2004, our Compensation Committee has been composed of Messrs. Whiting, Gidel and Abrams. We have entered into certain transactions with affiliates of Mr. Abrams as described in “Certain Relationships and Related Party Transactions.”

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 22, 2006, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to own more than 5% of our common stock, (2) each of our directors and executive officers and (3) all directors and executive officers as a group, based on 69,813,571 shares of our common stock outstanding as of that date.

	Nature and Amount of Beneficial Ownership
Name of Beneficial Owner (1)	Shares Owned (2)	Percentage (3)
Executive Officers and Directors (4)
Wesley R. Edens (5)(15)	31,117,729	44.2%
Ronald G. Bizick, II (6)	625,089	*
William T. Freeman	515,833	*
David Grain (7)	606,631	*
Jeffrey Langdon (8)	48,532	*
Keith Paglusch (9)	0	*
David Abrams (10)	9,125,689	13.1%
Robert Gidel (11)	5,162,444	7.4%
Douglas Jacobs	37,500	*
Robert H. Niehaus (12)	10,748,478	15.4%
Howard Rubin	500,000	*
Mark Whiting	60,000	*
All Directors and Executive Officers as a Group (10 persons) (13)	52,760,169	74.9%
5% Shareholders
Fortress Investment Holdings LLC (14)(15)	31,067,629	44.1%
Greenhill Capital Partners LLC (14)(16)	10,543,978	15.1%
Abrams Capital, LLC (14)(17)	7,118,841	10.2%
Fortress Pinnacle Investment Fund LLC (14)(18)	5,137,444	7.4%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2)	Consists of shares held, non-vested restricted stock, shares underlying stock options exercisable within 60 days and shares underlying warrants exercisable within 60 days. Beneficial ownership for securities law purposes differs from beneficial ownership for Federal income tax purposes.
(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire shares of common stock and no exercise of options or warrants by any other person.
(4)	The address of each officer or director listed in the table below is: c/o Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.
(5)	Includes 50,100 shares held by Mr. Edens and other ownership as set forth in Footnote 15.
(6)	Includes 553,589 shares held by Mr. Bizick and 71,500 shares held by Biz Holdings Alpha L.P. of which Mr. Bizick is the sole partner.

(7)	On December 16, 2005, the Company entered into a Separation Agreement and General Release with David J. Grain, pursuant to which Mr. Grain no longer serves as President of the Company, effective December 16, 2005, and the information on Mr. Grain’s share holdings are as of that date.
(8)	On January 6, 2006, Mr. Langdon resigned from his positions with the Company, and the information on Mr. Langdon’s share holdings are as of that date.
(9)	On March 20, 2006, Mr. Paglusch resigned from his positions with the Company and the information on Mr. Paglusch’s share holdings are as of that date.
(10)	Includes 1,298,778 shares held by Whitecrest Partners, L.P., 518,602 shares held by Abrams Capital Partners I, L.P., 38,986 shares held by 222 Partners, LLC, 5,301,461 shares held by Abrams Capital Partners II, L.P., 457,862 shares held by Great Hollow International, L.P. and 1,510,000 shares held by Riva Capital Partners, L.P.. Great Hollows Partners LLC is the general partner of Great Hollow International, L.P., and Abrams Capital, LLC is the general partner for Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., and Whitecrest Partners, L.P. David Abrams is the sole managing member of Great Hollow Partners, LLC, Abrams Capital, LLC and 222 Partners, LLC, and by virtue of the relationships described above, has sole voting power with respect to the shares identified above.
(11)	Includes 25,000 shares held by Mr. Gidel and 5,137,444 shares held by Fortress Pinnacle Investment Fund LLC. Mr. Gidel is the sole manager of Fortress Pinnacle Investment Fund LLC and may be deemed to beneficially own the shares listed as beneficially owned by Fortress Pinnacle Investment Fund LLC. Mr. Gidel disclaims beneficial ownership of such shares.
(12)	Consists of 140,000 shares held by Mr. Niehaus, 60,000 shares held by The Robert and Kate Niehaus Foundation, of which Mr. Niehaus is President and trustee, 4,500 shares in trusts of which Mr. Niehaus is trustee, 9,727,464 shares held by GCP SPV 1, LLC, 784,314 shares held by GCP SPV 2, LLC and 32,200 shares held by Greenhill Capital Partners, LLC. By virtue of his ownership and management positions in entities that control the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, GCP SPV 1, LLC, GCP SPV 2, LLC and Greenhill Capital Partners, LLC, Mr. Niehaus may be deemed to beneficially own these shares.
(13)	This group of 10 persons does not include Jerry V. Elliot or Steven Osgood, neither of whom were officers of the Company as of March 22, 2006 or as of the date of the initial mailing of this proxy statement but will become executive officers in May and April 2006 respectively. Includes 4,851 shares owned by Jeffrey H. Foster, our Chief Accounting Officer; excludes 606,631 shares beneficially owned by David Grain and 48,532 shares beneficially owned by Jeffrey Langdon, each of whom are no longer employed by the Company.
(14)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The address of Greenhill Capital Partners, LLC is 300 Park Avenue, 23rd Floor, New York, New York 10022. The address of Abrams Capital, LLC is 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116. The address of Fortress Pinnacle Investment Fund LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(15)

Includes 19,162,248 shares held by FRIT PINN LLC, 5,137,444 shares held by Fortress Pinnacle Investment Fund LLC, 500,004 shares and an option to purchase 644,000 shares held by Fortress Registered Investment Trust, 4,705,883 shares held by FIT GSL LLC, 24,440 shares held by Drawbridge Investment Partners LLC, 878,615 shares held by Drawbridge Global Macro Fund Ltd. and 14,995 shares held by Drawbridge Macro Fund L.P. FRIT PINN LLC is a wholly owned subsidiary of Fortress Registered Investment Trust which is 100% owned by Fortress Investment Fund LLC. Fortress Investment Fund LLC is managed by its managing member Fortress Fund MM LLC which is managed by Fortress Investment Group LLC pursuant to a management agreement. Fortress Investment Group LLC is 100% owned by Fortress Investment Holdings LLC, an entity which is owned by certain individuals, including Mr. Edens, our Chief Executive Officer, President and Chairman of the Board of Directors. FIG Advisors LLC is the investment advisor of Fortress Pinnacle Investment Fund LLC and may be deemed to beneficially own the shares listed as beneficially owned by Fortress Pinnacle Investment Fund LLC. FIG Advisors LLC disclaims beneficial ownership of such shares. FIG Advisors LLC is a wholly owned subsidiary of Fortress Investment Group LLC which is 100% owned by Fortress Investment Holdings LLC, an entity which is owned by certain individuals, including Mr. Edens, our Chief Executive Officer, President and Chairman of our Board of Directors. By virtue of its ownership interest in FIG Advisors LLC, Fortress Investment

Holdings LLC, may be deemed to beneficially own the shares listed as beneficially owned by Fortress Pinnacle Investment Fund LLC. Fortress Investment Holdings LLC disclaims beneficial ownership of such shares. In addition, by virtue of his ownership interest in Fortress Investment Holdings LLC, Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by Fortress Investment Holdings LLC. Mr. Edens disclaims beneficial ownership of such shares.

(16)	Consists of 9,727,464 shares held by GCP SPV 1, LLC, 784,314 shares held by GCP SPV 2, LLC and 32,200 shares held by Greenhill Capital Partners, LLC. By virtue of their ownership and management positions in entities that control the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, GCP SPV 1, LLC, GCP SPV 2, LLC and Greenhill Capital Partners, LLC, Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus may be deemed to beneficially own these shares.
(17)	Includes 1,298,778 shares held by Whitecrest Partners, L.P., 518,602 shares held by Abrams Capital Partners I, L.P., and 5,301,461 shares held by Abrams Capital Partners II, L.P. Abrams Capital, LLC is the general partner of Whitecrest Partners, L.P., Abrams Capital Partners I, L.P., and Abrams Capital Partners II, L.P. David Abrams, a member of our Board of Directors, is the sole managing member of Abrams Capital, LLC and by virtue of the relationships described above, has sole voting power with respect to the shares identified above. The shares disclosed in the table as being beneficially owned by Abrams Capital, LLC are also included in the shares reported as being beneficially owned by Mr. Abrams.
(18)	Consists of 5,137,444 shares held by Fortress Pinnacle Investment Fund LLC. Robert Gidel, one of our directors, is the sole manager of Fortress Pinnacle Investment Fund LLC and may be deemed to beneficially own the shares listed as beneficially owned by Fortress Pinnacle Investment Fund LLC. Mr. Gidel disclaims beneficial ownership of such shares. In addition, FIG Advisors LLC is the investment advisor of Fortress Pinnacle Investment Fund LLC and may be deemed to beneficially own the shares listed as beneficially owned by Fortress Pinnacle Investment Fund LLC. FIG Advisors LLC disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that, during the fiscal year ended December 31, 2005, our officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements applicable to them.

Executive Officers

Set forth below is certain biographical information for our executive officers. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our executive officers as of March 22, 2006.

Name	Age	Position With Global Signal

Wesley R. Edens	44	Chief Executive Officer, President and Chairman of the Board of Directors

Ronald G. Bizick, II	38	Executive Vice President and Chief Operating Officer

William T. Freeman	44	Executive Vice President, Chief Financial Officer and Assistant Secretary

Jeffrey A. Klopf	57	Executive Vice President, General Counsel and Secretary

Jeffrey H. Foster	43	Senior Vice President and Chief Accounting Officer

For information regarding Mr. Edens see the “Information Concerning Directors and The Director Nominees” section of this proxy statement.

On April 9, 2006, Jerry V. Elliott entered into an employment agreement with the Company whereby he agreed to serve as the Company’s Chief Executive Officer and President, effective as of May, 2006. At that time, Mr. Edens will no longer serve as Chief Executive Officer and President. In addition to his duties as an officer of the Company, by resolution adopted on April 10, 2006, effective upon Mr. Elliott commencing employment with the Company, the board of directors of the Company expanded the size of the board from seven to eight members and appointed Mr. Elliott as a Class III director to serve until the 2008 annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Elliott, age 47, will become the Company’s Chief Executive Officer and President and a director in May 2006. Previously, Mr. Elliott served as President of Citizens Communications Company since December 2005 and director since September 2004. Mr. Elliott was also Executive Vice President, Chief Financial Officer and General Manager-Rochester Region of Citizens Communications Company from 2002 to 2005. Citizens Communications Company, a New York Stock Exchange listed company, provides communication services to rural areas, and small and medium-sized towns and cities as an incumbent local exchange carrier. From 1998 to 2002, Mr. Elliott was a Managing Director in Morgan Stanley’s Media and Communications Investment Banking Group. Mr. Elliott received a B.B.A. in Accounting and Finance and a J.D. from Baylor University and an L.L.M. in Taxation from New York University School of Law, and is a certified public accountant.

On April 5, 2006, Steven G. Osgood entered into an employment agreement with the Company whereby he agreed to serve as the Company’s Chief Financial Officer, effective as of April 24, 2006. In April 2006 Mr. Freeman will retire as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company.

Mr. Osgood, age 49, served as President of U-Store-It Trust from October 2004 to April 2006 and as Chief Financial Officer from March 1993 to April 2006. U-Store-It Trust, a New York Stock Exchange listed company, is a self-administered real estate investment trust that owns and manages 340 self-storage facilities in about 25 states. Mr. Osgood received a B.S. in Business from Miami University of Ohio and an M.B.A. from University of San Diego, and is a certified public accountant (inactive).

Ronald G. Bizick, II joined Global Signal in December 2003 as Executive Vice President of Corporate Development and Operations. Mr. Bizick was appointed Executive Vice President and Chief Operating Officer in December 2005. Prior to joining Global Signal, from March 2003 to November 2003, Mr. Bizick served as acting Chief Executive Officer and Partner of Archonix Systems, LLC and its predecessor NTPS, LLC, both public safety software and related services providers, where he remains an equity partner and advisory board member. He was self employed, performing various consulting services to wireless and investment companies from February 2002 to March 2003. Mr. Bizick was at SBA Communications, another of Global Signal’s main competitors, from February 1990 to January 2002, where he served as Executive Vice President and Chief Operating Officer. Mr. Bizick also held various other positions at SBA Communications including Executive Vice President of Operations and Executive Vice President of Sales and Marketing. Mr. Bizick holds a Bachelor of Arts in Business and Communications from the University of Pittsburgh and has completed continuing executive education at Harvard Business School and The Wharton School of Business.

William T. Freeman joined Global Signal in September 2001 as Chief Financial Officer and Vice President, and was named Executive Vice President, Chief Financial Officer and Assistant Secretary in February 2004. Prior to joining Global Signal, Mr. Freeman was the Chief Financial Officer of WJ Communications, Inc., a manufacturer of RF components from June 2000 to September 2001. Mr. Freeman was the Chief Financial Officer of System One Services, a consulting and staffing agency from November 1997 to June 2000. Mr. Freeman has over 20 years of finance and accounting experience and holds a Master’s degree in Accounting from Florida State University and a Bachelor of Science from the University of Kentucky. Mr. Freeman was our CFO at the time of our bankruptcy and emergence from bankruptcy in November 2002. Mr. Freeman will retire from all positions with Global Signal effective April 28, 2006.

Jeffrey A. Klopf joined Global Signal in November 2005 as Executive Vice President, General Counsel and Secretary. Prior to joining Global Signal he was Senior Vice President, Secretary and General Counsel of Security Capital Group, a real estate operating and investment management company, from 1996 to May 2002. In May, 2002 General Electric Capital Corporation acquired Security Capital. From May, 2002 until December,

2003, he worked for General Electric Capital Corporation overseeing the transition of the Security Capital businesses to GE Capital. Prior to working for Security Capital, he was a partner in the law firm of Mayer Brown Rowe & Mawe from 1988 until 1995. Mr. Klopf holds a Bachelor of Arts in Government from Cornell University and law degree from Cornell Law School.

Jeffrey H. Foster joined Global Signal in April 2005, serving as Senior Vice President—Accounting until May, 2005 at which time he was named Senior Vice President and Chief Accounting Officer. Prior to joining Global Signal, Mr. Foster served from June 2003 to April 2005 as Senior Vice President—Finance and Corporate Controller at Danka Office Imaging. From April 2000 to June 2003 Mr. Foster served as Vice President of Finance at Progress Telecom Corporation, a subsidiary of Progress Energy Corporation, where he also served as Director, Energy Supply Finance from October 1997 to April 2000. Mr. Foster holds a Bachelors of Science in Accounting from the University of Florida and a Masters of Accountancy from the University of South Florida.

David Grain, who served as President from January, 2003 to December, 2005, left the Company effective December 16, 2005.

Compensation of Executive Officers

General

The following summary compensation table sets forth information concerning the cash and non-cash compensation earned by, awarded to or paid to our Chief Executive Officer and the remaining four most highly compensated executive officers as of December 31, 2005, as well as for Mr. Grain, our former President who left the Company in December 2005, in each case for the years ended December 31, 2003, 2004, and 2005. We refer to these officers as our “named executive officers” in other parts of this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long Term Compensation		All Other Compensation ($) (3)
						Awards
		Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)		Restricted Stock Awards ($) (2)	Securities Underlying Options
Wesley R. Edens	2005	—	—	—		—	—	—
Chief Executive Officer and	2004	—	—	—		—	—	—
President (4)	2003	—	—	—		—	—	—

Ronald G. Bizick, II	2005	202,272	200,000	—		—	—	8,427	(13)
Executive Vice President and	2004	200,000	100,000	144,983	(8)	99,977	820,000	900	(14)
Chief Operating Officer	2003	16,667	—	—		—	—	—

William T. Freeman	2005	200,480	500,000	—		—	—	34,943	(15)
Executive Vice President,	2004	200,000	100,000	—		499,990	—	900	(16)
Chief Financial Officer	2003	200,001	174,414	—		—	—	—
and Assistant Secretary

David J. Grain (5)	2005	214,058	—			—	—	518,370	(17)
President	2004	200,000	200,000	459,288	(9)	249,982	—	900	(18)
	2003	184,102	256,014	59,391	(10)	—	820,000	—

Jeffrey Langdon (6)	2005	200,000	400,000	—		100,018	—	26,514	(19)
Executive Vice President,	2004	184,833	113,225	—		399,986	—	—
Sales and Marketing	2003	93,253	11,350	40,000	(11)	—	91,113	—

Keith Paglusch (7)	2005	200,763	200,000	55,119	(12)	199,993	—	1,800	(20)
Executive Vice President,	2004	7,692	—	—		—	—	—
Operations	2003	—	—	—		—	—	—

(1)	For each named executive officer, other than Messrs. Bizick, Grain, Langdon and Paglusch, the aggregate dollar amount of perquisites or other personal benefits did not exceed the lesser of (a) $50,000 and (b) 10% of the total salary and bonus reported by such named executive officer for such fiscal year.
(2)	The aggregate number of shares underlying the restricted stock awards held as of December 31, 2005 by each named executive officer is as follows: Mr. Bizick—3,787, Mr. Freeman—18,939, Mr. Grain—0, Mr. Langdon—17,477 and Mr. Paglusch—4,651. Based on a closing share price of $43.16 as of December 31, 2005, the aggregate value of restricted stock awards held as of such date by each of our named executive officers is as follows: Mr. Bizick—$163,447, Mr. Freeman—$817,407, Mr. Grain—$0, Mr. Langdon—$754,307 and Mr. Paglusch—$200,737. Restricted stock awards for 2005 were approved by our Board of Directors in December 2005, but were not distributed to the recipients until January, 2006. The amounts of these awards have been included in the compensation for 2005 for purposes of this table.
(3)	Represents additional compensation, as set forth below for each person. Messrs. Bizick and Langdon were also awarded deferred shares as discussed below. As Messrs. Bizick and Langdon have no ownership rights with respect to these shares prior to their vesting, they have not been included in this compensation table.
(4)	Mr. Edens served as our acting Chief Executive Officer from January 31, 2003 until February 11, 2004, when he was appointed as our Chief Executive Officer. He was named our President in December 2005. Mr. Edens did not receive any base salary or bonus in 2004 for his services as our Chief Executive Officer, nor in 2005 for his services as our Chief Executive Officer and President.
(5)	Mr. Grain left the Company on December 16, 2005.
(6)	Mr. Langdon resigned from his positions with the Company on January 6, 2006.
(7)	Mr. Paglusch resigned from his positions with the Company on March 20, 2006.
(8)	$143,020 represents relocation payments made on behalf of Mr. Bizick.
(9)	$457,848 represents relocation payments made on behalf of Mr. Grain.
(10)	Represents relocation payments made to Mr. Grain.
(11)	Represents relocation payments made to Mr. Langdon.
(12)	Represents relocation payments made to Mr. Paglusch.
(13)	Represents $1,800 in 401(k) matching contributions and $6,627.25 in dividends on restricted stock.
(14)	Represents 401(k) matching contributions.
(15)	Represents $1,800 in 401(k) matching contributions and $33,143.25 in dividends on restricted stock.
(16)	Represents 401(k) matching contributions.
(17)	Represents a $500,000 payment made to Mr. Grain in connection with his departure from the Company, $1,800 in 401(k) matching contributions and $16,570.25 in dividends on restricted stock.
(18)	Represents 401(k) matching contributions.
(19)	Represents dividends on restricted stock.
(20)	Represents 401(k) matching contributions.

Option Grants in Last Fiscal Year

The Company did not grant any stock options to any named executive officer during the year ended December 31, 2005. However, as discussed below, in December 2005, the Board of Directors accelerated the vesting of Mr. Bizick’s options (previously granted in 2003) related to 184,500 then-unvested option shares, which were otherwise scheduled to vest on December 31, 2006 so that these options were immediately exercisable, in connection with the cancellation of options relating to 35,875 shares (previously granted in 2003) with an exercise price equal to $8.53 per share and options relating to 107,625 shares (previously granted in 2003) with an exercise price equal to $18.00 per share, and also, with respect to Mr. Langdon, cancelled options relating to 16,400 shares (previously granted in 2003) with an exercise price equal to $4.26 per share and options relating to 16,400 shares (previously granted in 2003) with an exercise price equal to $8.53 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning option exercises and the fiscal year-end values of unexercised options held by the named executive officers in 2005, setting forth the name of the executive officer, the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options held at the end of 2005 and the aggregate dollar value of in-the-money, unexercised options held at the end of 2005.

Name	Shares Acquired on Exercise	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005 (2)
			Vested	Unvested	Vested ($)	Unvested ($)
Wesley R. Edens	—	—	—	—	—	—
Ronald G. Bizick, II	246,000	3,546,286	430,500	—	11,850,589	—
William T. Freeman	398,200	11,344,295	—	278,800	—	10,250,082
David J. Grain	472,000	9,861,480	328,000	—	12,058,920	—
Jeffrey Langdon	49,200	1,005,402	—	—	—	—
Keith Paglusch	—	—	—	—	—	—

(1)	The value realized is calculated by multiplying (A) the number of securities underlying such options and (B) the difference between (i) the fair market value of our common stock on the date of exercise and (ii) the option exercise price.
(2)	The value of unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of our common stock on the New York Stock Exchange at December 31, 2005 ($43.16) and (ii) the option exercise price.

As of March 22, 2006, there were no outstanding options held by any employees of the Company, as they were all exercised or forfeited at that time.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We have entered into employment agreements with each of Messrs. Bizick, Freeman, Langdon and Klopf and into an employment offer letter with Mr. Foster. Each of the agreements for Messrs. Freeman, Bizick and Klopf contain confidentiality, non-competition and non-solicitation provisions effective through the term of the agreement and for a period of twelve months thereafter, and Mr. Langdon entered into a separate confidentiality and non-compete agreement. Mr. Langdon resigned from his positions with the Company on January 6, 2006.

The agreement for Mr. Bizick originally became effective on January 1, 2004, and was subsequently amended and restated on December 21, 2005. Mr. Bizick’s amended and restated employment agreement provides that Mr. Bizick will be employed as Executive Vice President and Chief Operating Officer of the Company. The term of Mr. Bizick’s agreement will end on December 31, 2007, unless otherwise terminated pursuant to its terms. In exchange for services rendered, the Company will pay Mr. Bizick a base salary at an initial rate of $200,000 per year. Mr. Bizick shall have the opportunity to earn a discretionary bonus in respect of each calendar year in which Mr. Bizick is employed by the Company, provided that such discretionary annual bonus will be 75% of the base salary. In addition, Mr. Bizick’s agreement specifies that he will be awarded the deferred shares discussed below. Mr. Bizick’s agreement also provides that he is entitled to participate in each fringe, welfare and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its senior executive officers from time to time and that he is entitled to individual and family medical and dental benefits at no cost to Mr. Bizick. In the event that Mr. Bizick’s employment is terminated by us for any reason other than cause or by Mr. Bizick for good reason, Mr. Bizick shall be entitled to receive payment of any accrued and owing salary for the applicable period plus a lump sum payment equal to one year’s base salary at its then current rate and the prior year’s bonus, together with the vesting of a portion of the deferred shares, as discussed in greater detail below.

The agreement for Mr. Freeman became effective on November 1, 2002, and provides for a three-year term that will automatically renew for consecutive one-year extensions, unless written notice to the contrary is provided to the other party. Mr. Freeman’s employment agreement provides that he will be employed as our Chief Financial Officer and, in exchange for services rendered, the Company will pay Mr. Freeman an initial annual salary of $200,000, subject to annual review and adjustment in later years. Mr. Freeman is also entitled to bonus payments as set forth in his employment agreement. These bonus payments are equal to a performance bonus, ranging from 15% to 60% of his base salary, and a discretionary bonus of up to 40% of his base salary. In the event Mr. Freeman’s employment is terminated by us for any reason other than for cause or upon a change in control of Global Signal, all of his outstanding options will vest immediately and remain exercisable for 90 days plus the number of days remaining, if any, in the then operative “closed period” during which Mr. Freeman would be precluded from trading Global Signal’s shares pursuant to our insider trading rules. In addition, if Mr. Freeman’s employment is terminated by us for any reason other than for cause, he will be entitled to the following severance payment and benefits for twelve months after such termination, as long as he is not in breach of the non-competition, preservation of trade secrets and non-trade secret protectible business interest provisions contained in the agreement: (1) base salary (at a rate then in effect), (2) continued use of the cell phone and any vehicle provided by Global Signal and (3) employee benefits afforded to senior management excluding 401(k) plan participation. While Mr. Freeman’s agreement provides that the Company will provide him with a vehicle, Mr. Freeman utilized his own vehicle during 2005 and 2004 and did not have a Company-provided vehicle.

The agreement for Mr. Langdon originally was entered into on February 26, 2003, and was subsequently amended and restated on December 21, 2005. As discussed above, Mr. Langdon resigned from his positions with the Company on January 6, 2006. Upon his resignation he received no additional compensation.

The agreement for Mr. Klopf originally became effective on October 28, 2005. Mr. Klopf’s employment agreement provides that Mr. Klopf will be employed as Executive Vice President, General Counsel and Secretary of the Company. In exchange for services rendered, the Company will pay Mr. Klopf a base salary at an initial rate of $200,000 per year. Mr. Klopf shall have the opportunity to earn a discretionary bonus in respect of each calendar year in which Mr. Klopf is employed by the Company, provided that such discretionary annual bonus will be 100% of the base salary for 2005 and 2006. In the event that Mr. Klopf’s employment is terminated by us for any reason other than cause or by Mr. Klopf for good reason, Mr. Klopf shall be entitled to receive payment of any accrued and owing salary for the applicable period plus a lump sum payment equal to one-half of one year’s base salary at its then current rate, provided that, if such a termination of employment occurs prior to the one-year anniversary of the commencement date of Mr. Klopf’s agreement, then he shall be entitled to receive the greater of the amount set forth above and the amount he would have earned by that anniversary date, assuming payment of his 2005 bonus. Mr. Klopf’s agreement also provides that the Company will provide him with a reasonable relocation allowance to be used for expenses incurred as a result his relocating to Sarasota, Florida from his previous residence in Santa Fe, New Mexico. The relocation expenses are payable within thirty days of his permanent relocation, and include reimbursement for any costs associated with travel, or otherwise incurred as a result of assuming employment with the Company. In addition, Mr. Klopf is entitled to receive up reimbursement for temporary housing through June 30, 2006. In the event Mr. Klopf’s employment is terminated by the Company for cause or by Mr. Klopf, prior to such relocation, then Mr. Klopf will be obligated to repay to the Company the relocation allowance and, if his employment is so terminated in the first year, Mr. Klopf will be obligated to repay a pro-rata portion of these relocation expenses. Mr. Klopf’s agreement also provides that the Company will make two grants to Mr. Klopf of shares of restricted common stock, one for 2005 and one for 2006, for a number of shares of common stock having a fair market value as of the date of the grant of between $200,000 and $250,000 (prorated for 2005).

Mr. Foster’s offer letter, dated March 21, 2005, provides that Mr. Foster will be employed as Chief Accounting Officer of the Company. In exchange for services rendered, the Company will pay Mr. Foster a base salary at an initial rate of $200,000 per year. Mr. Foster shall have the opportunity to earn a discretionary bonus in respect of each calendar year in which Mr. Foster is employed by the Company, targeted to be 30% of his base salary, provided that the bonus was guaranteed in 2005 in a prorated amount. In the event that Mr. Foster’s employment is terminated by us for any reason other than cause, Mr. Foster will be entitled to receive six months’ severance pay.

In place of the grant of restricted stock to Mr. Klopf for 2005 as discussed above, on January 3, 2006, the Company entered into an Indexed Deferred Shares Award with Mr. Klopf, for the issuance of a number of deferred shares, as may be modified as discussed below. Under the Indexed Deferred Shares Award Agreement, the Company granted to Mr. Klopf an indexed deferred shares award, which represents the right to receive up to that number of shares of common stock of the Company, equal to up to 150% of an initial amount of shares (the “Deferred Shares”) determined by a formula set forth in the Indexed Deferred Shares Award Agreement. This initial number was determined to be 1,163 shares. The amount of shares that Mr. Klopf may receive pursuant to the Indexed Deferred Shares Award is based on the Company’s annualized dividend declared in respect of the fourth quarter of 2006. The interest of Mr. Klopf in the Indexed Deferred Shares Award will vest as to one-third of such Deferred Shares on December 31, 2008, and as to an additional one-third on December 31, 2009 and as to the last one-third on December 31, 2010, conditioned upon his continued employment with the Company as of each vesting date. In the event of Mr. Klopf’s termination, the Indexed Deferred Shares Award Agreement provides for the amount of shares that he may be entitled to receive pursuant to the Indexed Deferred Shares Award depending upon the circumstances surrounding the termination, including in the event of a change in control of the Company. The Indexed Deferred Shares Award and the right to receive any award thereunder may not be sold, pledged or otherwise transferred until the applicable shares become vested. Mr. Klopf has no rights of a shareholder, including the right to vote and receive cash dividends, with respect to any shares of Common Stock under the Indexed Deferred Shares Award until the shares thereunder vest, provided, however, that, subject to his continued employment with the Company as of each record date, he will be entitled to receive a cash payment (less applicable withholding) equal to the amount of any dividends paid on the Common Stock on any unvested shares covered by the Indexed Deferred Shares Award, as such number of shares may have been modified as discussed above.

On January 3, 2005, the Company entered into restricted share award agreements with certain employees, including Messrs. Grain, Freeman, Bizick and Langdon. Under the agreements, the Company issued to the respective employees restricted shares of common stock of the Company (the “Restricted Stock”), effective as of the grant date. Under these agreements, Mr. Grain received 9,469 shares of Restricted Stock, Mr. Freeman received 18,939 shares of Restricted Stock, Mr. Bizick received 3,787 shares of Restricted Stock and Mr. Langdon received 15,151 shares of Restricted Stock. The shares of Restricted Stock vest one-third on January 6, 2008, one-third on January 6, 2009, and become 100% vested on January 6, 2010, conditioned upon the employee’s continued employment with the Company as of each vesting date. Notwithstanding the foregoing, one-third of the Restricted Stock of the employee shall vest, and the remaining unvested shares of Restricted Stock shall be forfeited, upon a termination of the employee’s employment due to the employee’s death, by the Company other than for cause or by the employee for good reason. In the event of both (i) a change of control and (ii) employee’s employment is terminated other than for cause or employee terminates his or her employment for good reason within 12 months of the change of control, 100% of the then unvested Restricted Stock of the employee will vest. Except as otherwise set forth in the agreement, if the employee’s employment with the Company is terminated for any reason, the Restricted Stock subject to the provisions of the agreement which has not vested at the time of the employee’s termination of employment shall be forfeited by the employee, and ownership transferred back to the Company. The Restricted Stock may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested. The employee shall have all the rights of a shareholder, including the right to vote and receive cash dividends, with respect to the Restricted Stock, other than the right to sell, pledge or otherwise transfer the Restricted Stock. On January 6, 2006, Mr. Langdon resigned as an officer of the Company and all of his Restricted Stock was forfeited. On December 16, 2005, in connection with Mr. Grain’s departure from the Company, and pursuant to the terms of his separation agreement as discussed further below, one third of the 9,469 shares of his Restricted Stock immediately vested and the remainder were forfeited.

On December 21, 2005, the Company entered into a Deferred Shares Award Agreement with each of Messrs. Bizick and Langdon (the latter of which, as discussed below, resigned from his positions with the Company on January 6, 2006). As consideration for the cancellation of certain unvested options (as discussed below), on December 31, 2005, the Company agreed to grant (i) Mr. Langdon a cash bonus of $400,000 for 2005 and (ii) each of Messrs. Bizick and Langdon a deferred shares award, which represents the right to receive up to that number of shares of common stock of the Company equal to up to 150% of an amount of shares (the “Deferred Shares”) determined by a formula set forth in the Deferred Shares Award Agreements. The formula for computing the amount of Deferred Shares is based on the difference between fair market value of the Company’s common stock on December 31, 2005 and the exercise price of certain unvested options held by the respective officer, which were cancelled in consideration for the award. The initial number of Deferred Shares established under these agreements was 91,525 for Mr. Bizick and 27,940 shares for Mr. Langdon. The amount of shares that each officer may receive pursuant to the award is based on the Company’s annualized dividend declared in respect of the fourth quarter of 2006. The interest of each officer in the shares subject to the award will vest as to 50% of such shares on each of December 31, 2006, and December 31, 2007, conditioned upon the respective officer’s continued employment with the Company as of each respective vesting date.

In the event of the termination of either Mr. Bizick’s or Mr. Langdon’s employment, the Deferred Shares Award Agreements contain provisions that provide for the amount of shares that the applicable officer may be entitled to receive pursuant to the award depending upon the circumstances surrounding the termination. The Deferred Shares may not be sold, pledged or otherwise transferred, and neither officer will have any rights of a shareholder, including the right to vote or receive cash dividends, with respect to the Deferred Shares until they vest. On January 6, 2006, Mr. Langdon resigned from his position as an officer of the Company, and thus all of his Deferred Shares were forfeited at that time.

On January 3, 2006, the Company entered into a restricted share award agreement with Mr. Foster, providing for the issuance of 4,651 shares of Restricted Stock to Mr. Foster. The agreement with Mr. Foster contains substantially the same terms as the agreements described above with respect to the restricted share award agreements entered into between the Company and Messrs. Freeman and Bizick, except that his Restricted Stock vests one-third on December 16, 2008, one-third on December 16, 2009, and one-third on December 16, 2010.

In connection with Mr. Grain’s departure from the Company, on December 16, 2005, the Company, through its wholly-owned subsidiary, entered into a Separation Agreement and General Release with Mr. Grain (the “Separation Agreement”), pursuant to which Mr. Grain would no longer serve as President of the Company. Mr. Grain acknowledged that the consideration accorded him in the Separation Agreement was in lieu of and in full satisfaction of any obligations, including any amounts that might be payable or securities deliverable, under any contract, agreement, plan, policy, program, practice or otherwise, past or present, of the Company or any of its affiliates, including, but not limited to, his employment agreement, other than any accrued and vested benefits under any tax-qualified retirement plans. The rights of the Company and Mr. Grain under his non-compete, non-solicitation and confidentiality agreement, effective as of December 16, 2004, are unaffected by the execution of the Separation Agreement. Pursuant to the Separation Agreement, (i) the Company paid Mr. Grain $500,000; (ii) all 328,000 of Mr. Grain’s unvested option shares subject to the Stock Option Agreement, dated July 22, 2003, between Mr. Grain and the Company, became fully vested and exercisable on December 16, 2005; and (iii) one-third of Mr. Grain’s shares subject to the terms of the Restricted Shares Award Agreement, dated December 20, 2004, between Mr. Grain and the Company, became fully vested on December 16, 2005. Mr. Grain exercised all of his remaining vested options on January 3, 2006.

Performance Graph

Comparison of Cumulative Return since June 3, 2004 (the date of Global Signal’s initial public offering) for Global Signal, S&P 500 Index, Dow Jones Composite REIT Index and Peer Group.

The graph below compares the cumulative total return for Global Signal common stock with the comparable cumulative return of the S&P 500 Index, the Dow Jones Composite REIT Index and a peer group of companies composed of American Tower Corporation (including the acquisition of SpectraSite Inc., which closed on August 8, 2005), SBA Communications Corporation and Crown Castle International Corp. The graph assumes $100 invested on June 2, 2004, the date of Global Signal’s initial public offering, and $100 invested at that same time in each of the S&P 500 Index, the Dow Jones Composite REIT Index and the peer group. The comparison assumes that all dividends are reinvested. The information in the graph is also set forth numerically in the chart below.

Stock Performance Summary (since GSL IPO (June 3, 2004))

Company/Group/Index	Initial Investment (1)	Investment Value at 3/20/06	Growth
Global Signal	$100.00	$244.86	145%
Peer Group (2)	100.00	259.50	160%
S&P 500	100.00	116.88	17%
Down Jones Composite REIT Index	100.00	143.33	43%

(1)	Assumes initial investment of $100 made in each of GSL/peer group/indices as of June 3, 2004.
(2)	Composed of American Tower Corporation (including acquisition of SpectraSite which closed on August 8, 2005), SBA Communications Corporation and Crown Castle International Corp weighted for each company’s market capitalization over the period.

Certain Relationships and Related Transactions

As used in this section “Certain Relationships and Related Transactions” the term “Fortress” refers to Fortress Investment Holdings LLC and certain of its affiliates and “Greenhill” refers to Greenhill Capital Partners, L.P. and affiliated investment funds.

Amended and Restated Investor Agreement

General

We entered into an Investor Agreement dated as of November 1, 2002, as amended October 29, 2003, with Fortress Pinnacle Acquisition LLC, Greenhill and electing noteholders of our 10% Senior Discount Notes due 2008. These electing noteholders included Abrams Capital, LLC and its affiliates as follows: Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Abrams Capital International L.T.D. and Whitecrest Partners, L.P. Other electing noteholders included the following entities: FRIT PINN LLC, Calm Waters Partnership, Highbridge Capital Management /Z Special Opportunities LLC, Strong Special Investment, Harbour Investments Ltd., Arbiter Partners, L.P., Walter Morris, Strong Qwest L.P., John Constable, Marjorie S. Isaac Trust-Irving Isaac (Marital Trust) and Charles A. Paquelet.

The Investor Agreement was amended and restated on March 31, 2004, such that effective upon the consummation of our initial public offering in June 2004 the rights of the parties to the agreement, other than registration rights, were terminated. We made no payments in connection with the amendment and restatement.

The following is a summary of material provisions of the Amended and Restated Investor Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Investor Agreement, a copy of which was filed as an exhibit to the registration statement for our initial public offering.

Registration Rights

We have granted to Fortress Pinnacle Acquisition LLC, Greenhill and Abrams Capital Partners II, L.P. and certain of their related partnerships and their respective permitted and third party transferees to the extent that any of them or their permitted or third party transferees together with their respective permitted transferees holds 5% of our issued and outstanding common stock (each, a “Shareholder”), “demand” registration rights that allow the Shareholders to request that we register under the Securities Act of 1933, as amended (the “Securities Act”), an amount equal to or greater than 5% of our stock held by such Shareholders together with their respective affiliates. Each Shareholder is entitled to an aggregate of three demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within six months of any other demand registration, and may refuse a request for demand registration if in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.

We have granted the Shareholders “piggyback” registration rights that allow them to include the shares of common stock that they own in any public offering of equity securities initiated by us, other than those public offerings on registration statements on Forms S-4 or S-8. The “piggyback” registration rights of these Shareholders are subject to proportional cutbacks by the underwriters in the manner described in the Amended and Restated Investor Agreement.

We have granted Fortress, Greenhill, Abrams and their respective permitted transferees the right to request shelf registration on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of the shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our shareholders. In addition, each Shareholder may elect to participate in the shelf registration within ten days after notice of the registration is given.

We have agreed to indemnify each selling shareholder against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus, unless such liability arose from the selling shareholder’s misstatement or omission. The selling shareholder agrees to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Amended and Restated Investor Agreement, and the selling shareholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares under the agreement.

February 2004 Mortgage Loan Debt

On February 5, 2004, our largest operating subsidiary, Pinnacle Towers LLC, then known as Pinnacle Towers Inc., and 13 of its direct and indirect subsidiaries borrowed $418.0 million under a mortgage loan, the February 2004 mortgage loan, made payable to a newly formed trust, Global Signal Trust I, which we refer to as the February 2004 mortgage loan. We did not have any equity ownership interest in Global Signal Trust I, we were not its primary decision maker and were not the primary beneficiary with respect to expected income or losses. The February 2004 mortgage loan was secured by (1) mortgage liens on the borrowers’ interests (fee, leasehold or easement) in more than 1,100 of our communications sites, (2) a security interest in substantially all of the borrowers’ personal property and fixtures including our rights under substantially all of our site management agreements, tenant leases (excluding tenant leases for sites referred to in (1) above) and a management agreement with Global Signal Services LLC and (3) a pledge of the capital stock (or equivalent equity interests) of each of the borrowers (including a pledge of the ownership interests of Pinnacle Towers from its direct parent). Global Signal Trust I trust simultaneously issued $418.0 million in commercial mortgage pass-through certificates with terms identical to the February 2004 mortgage loan. The trust issued seven tranches of commercial mortgage pass-through certificates which were rated AAA through B by two rating agencies.

Two affiliates of Fortress purchased from the underwriters $63.0 million of $73.0 million B and BB rated pass-through certificates at a price to yield of approximately 9% on a blended basis, and the balance of the B and BB rated pass-through certificates were sold on identical terms to an independent third party mutual fund.

The February 2004 mortgage loan was repaid in full in February 2006, and approximately $7.0 million in prepayment penalties associated with the repayment were paid as provided in the loan agreement, with the proceeds from the February 2006 mortgage loan, discussed below. The two affiliates of Fortress were repaid for their B and BB rated pass-through certificates and received a portion of the prepayment penalties based on their ownership of certificates at the time of the repayment.

December 2004 Mortgage Loan Debt

On December 7, 2004, our operating subsidiary, Pinnacle Towers Acquisition Holdings LLC, and five of its direct and indirect subsidiaries borrowed $293.8 million under a mortgage loan made payable to a newly formed trust, Global Signal Trust II, which we refer to as the December 2004 mortgage loan. We do not have any equity ownership interest in Global Signal Trust II, we are not its primary decision makers and are not the primary beneficiary with respect to expected income or losses. The December 2004 mortgage loan is secured by, among other things, (1) mortgage liens on the borrowers’ interests (fee, leasehold or easement) in substantially all of their wireless communications sites, (2) a security interest in substantially all of the borrowers’ personal property and fixtures and (3) a pledge of the capital stock (or equivalent equity interests) of each of the borrowers (including a pledge of the capital stock of Pinnacle Towers Acquisition Holdings LLC from its direct parent, Global Signal Holdings III LLC). Global Signal Trust II simultaneously issued $293.8 million in commercial mortgage pass-through certificates with terms identical to the December 2004 mortgage loan. The commercial mortgage pass-through certificates were rated AAA through BB–by two rating agencies.

An affiliate of Fortress purchased from the underwriters $17.0 million of BB rated pass-through certificates at a price to yield of approximately 6.376% and the balance of the BB rated pass-through certificates were sold on identical terms to other independent parties.

February 2006 Mortgage Loan

On February 28, 2006, three of our wholly owned special purpose entities, Global Signal Acquisitions II LLC, Global Signal Acquisitions LLC and Pinnacle Towers LLC (and its 13 subsidiaries) (the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “Agreement”), between the Borrowers and Towers Finco III LLC, pursuant to which the Borrowers borrowed approximately $1.55 billion and issued notes made payable to a newly formed trust (the “February 2006 Mortgage Loan”). The trust simultaneously issued $1.55 billion in commercial mortgage pass-through certificates with terms similar to the February 2006 Mortgage Loan. The proceeds from the February 2006 Mortgage Loan were used as follows: (a) to repay the $850 million bridge loan entered into in connection with the Sprint Transaction (described below), (b) to repay $402.7 million remaining under the February 2004 mortgage loan, (c) to repay $151.8 million of the then outstanding borrowings under the Company’s acquisition credit facility entered into on April 25, 2005 to provide funding for the acquisition of additional communications sites, and (d) to provide $145.5 million (i) to pay expenses related to the February 2006 Mortgage Loan, (ii) to fund impositions and other reserves related to the February 2006 Mortgage Loan ($23.6 million), (iii) to pay prepayment penalties associated with the February 2004 mortgage loan, Sprint Bridge Loan and $200.0 million acquisition credit facility ($8.2 million) and (iv) to provide funds for working capital and general corporate purposes, including potential future acquisitions. The trust issued eight tranches of commercial mortgage pass-through certificates which were rated Aaa/AAA/AAA by three rating agencies and Aaa/AAA through Ba1/BB+ by two rating agencies.

An affiliate of Fortress purchased from the underwriters of the February 2006 Mortgage Loan $31.0 million of BBB- rated pass-through certificates at a price to yield approximately 6.495% and $60.0 million of BB+ rated pass-through certificates at a price to yield approximately 7.039%. The balance of the BBB- and BB+ rated pass-through certificates were sold on identical terms to other independent parties.

Options Granted to Fortress and Greenhill

In connection with our initial public offering in 2004 and for purposes of compensating Fortress and Greenhill for their successful efforts in raising capital in our initial public offering, we granted and our shareholders approved options to FRIT PINN LLC and Greenhill, or affiliates of such entities, to purchase shares of our common stock equal to an aggregate of 10% of the number of shares to be issued in that offering in the following amounts (1) for FRIT PINN LLC (or its affiliates), the right to acquire 644,000 shares which is equal to 8% of the number of shares issued in our initial public offering and (2) for Greenhill (or its affiliate), the right to acquire 161,000 shares which is equal to 2% of the number of shares issued in our initial public offering all at an exercise price of $18.00 per share which is equal to our initial public offering price per share. All of the options are immediately vested and exercisable and will remain exercisable for ten years. The services provided by Fortress and Greenhill included advice with respect to selection of underwriters and counsel, deal structuring and timetable planning, document preparation and financial advisory services. On December 20, 2004, we issued 32,200 shares of our common stock to Greenhill pursuant to an exercise of a portion of their stock options and on March 22, 2006, we issued 128,800 shares to Greenhill pursuant to an exercise of their remaining stock options.

Fortress Pledge Shelf Registration Statement

On December 21, 2004, Fortress Investment Holdings LLC, or Fortress Holdings, our largest shareholder, informed us as follows:

“An affiliate of Fortress Holdings entered into a credit agreement, dated as of December 21, 2004, with Bank of America, N.A., Morgan Stanley Asset Funding Inc., the other lenders parties thereto and Banc of America Securities LLC. Pursuant to the credit agreement, the affiliate has borrowed $160.0 million from the lenders thereunder and this amount has been secured by, among other things, a pledge by the affiliate of a total of 19,162,248 shares of Global Signal common stock owned by such affiliate. The term of the credit agreement is 18 months. The 19,162,248 shares of common stock represent approximately 37% of Global Signal’s issued and outstanding common stock as of December 21, 2004.

The credit agreement contains representations, covenants and default provisions and also requires prepayment of a portion of the borrowings by the affiliate in the event the trading price of Global Signal’s common stock decreases below certain specified levels. In the event of a default under the credit agreement by the affiliate, the lenders thereunder may foreclose upon and sell any and all shares of common stock pledged to them. The affiliate has agreed in the credit agreement to exercise its right to cause Global Signal to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement will cover sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them and is required to be filed by June 6, 2005 pursuant to the credit agreement.”

Subsequently, on December 9, 2005, Fortress Holdings informed us as follows:

“Affiliates of Fortress Holdings have replaced the credit agreement of one such affiliate, FRIT PINN LLC (“FRIT PINN”), dated as of December 21, 2004, with Bank of America, N.A., Morgan Stanley Asset Funding Inc. and Banc of America Securities LLC, pursuant to which FRIT PINN had pledged to the lenders a total of 19,162,248 shares of common stock of the Registrant owned by FRIT PINN. The affiliates have replaced this credit agreement by entering into credit agreements, dated as of December 9, 2005, with Deutsche Bank AG London Branch and the other lenders party thereto. Pursuant to these new credit agreements, the affiliates have borrowed an aggregate of approximately $692.7 million from the lenders thereunder, and this amount has been secured by, among other things, a pledge by the affiliates and other affiliates of Fortress Holdings of a total of 24,365,207 shares of common stock of the Registrant owned by such affiliates (including a pledge by FRIT PINN of the 19,162,248 shares it had formerly pledged as collateral under the previous credit agreement). The 24,365,207 shares of common stock represent approximately 36% of the Registrant’s issued and outstanding common stock as of the date hereof.

The credit agreements contain customary default provisions and also require prepayment of a portion of the borrowings by the affiliates in the event the trading price of the common stock of the Registrant decreases below certain specified levels. In the event of a default under the credit agreements by the affiliates, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliates have agreed in the credit agreements that if a shelf registration statement is not effective and usable for resales of any portion of the pledged common stock by the lenders or their assignees (in the event of foreclosure) as of March 9, 2006, the applicable affiliate will prepay a related portion of the borrowings.”

In connection with the transactions referenced above, we have filed two registration statements on Form S-3 registering the shares pledged.

We are not a party to the credit agreements and have no obligations thereunder. Mr. Wesley Edens, our Chief Executive Officer and President, and Chairman of our Board of Directors, owns an interest in Fortress Holdings and is the Chairman of its Management Committee.

Greenhill Pledge Shelf Registration Statement

On February 16, 2005, Greenhill Capital Partners LLC, or Greenhill Capital, informed us as follows:

“An affiliate of Greenhill Capital entered into a credit agreement, dated as of February 16, 2005, with Morgan Stanley Mortgage Capital, Inc. as Administrative Agent and certain lenders. Pursuant to the credit agreement, the affiliate has borrowed $70 million from the lenders thereunder and this amount has been secured by, among other things, a pledge by the affiliate of a total of 8,383,234 shares of Global Signal common stock owned by such affiliate, representing approximately 16.1% of Global Signal’s issued and outstanding common stock as of February 16, 2005.

The credit agreement contains customary default provisions and also requires prepayment of a portion of the borrowings by the affiliate in the event the trading price of Global Signal common stock decreases below certain specified levels. In the event of a default under the credit agreement by the affiliate, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliate has agreed in the credit agreement to exercise its right to cause Global Signal to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement will cover sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them and is required to be filed by June 6, 2005 pursuant to the credit agreement.”

On March 31, 2006, Greenhill Capital informed us as follows:

“Affiliates of Greenhill Capital entered into a credit arrangement, dated as of March 31, 2006, with Morgan Stanley Mortgage Capital, Inc. as Administrative Agent and certain lenders. Pursuant to the credit arrangement, the affiliates will have the ability to borrow $168,188,400 million from the lenders thereunder. This amount has been secured by, among other things, a pledge by the affiliates of a total of 10,511,778 shares of common stock of the Company owned by such affiliate, representing approximately 15.1% of the Company’s issued and outstanding common stock as of the date hereof. The borrowings are conditioned upon the effectiveness of the Registration Statement on Form S-3 filed March 22, 2006 which covers sales of the pledged shares. Of the total amount to be borrowed, $70,000,000 will be used to refinance their existing facility.

The credit arrangement contains customary default provisions and also requires prepayment of a portion of the borrowings by the affiliates in the event the trading price of the common stock of the Company decreases below certain specified levels. In the event of a default under the credit arrangement by the affiliates, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliates have exercised their right to cause the Company to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among the Company, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement covers sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them.”

In connection with the transactions referenced above, we have filed registration statements on Form S-3 registering the shares pledged.

We are not a party to the credit agreement and have no obligations thereunder.

Mr. Robert H. Niehaus, our Vice Chairman of the Board of Directors, owns an interest in the private equity funds managed by Greenhill Capital and is the Chairman of Greenhill Capital which acts as the general partner of the manager of the borrower and of one of the our principal stockholders, Greenhill Capital Partners, L.P.

Investment Agreement

On May 26, 2005, we, Sprint and certain Sprint subsidiaries closed on an agreement to contribute, lease and sublease certain communication sites from Sprint (the “Agreement to Lease”). Under the Agreement to Lease, we have agreed to lease or, if certain consents were not obtained, operate, for a period of 32 years approximately 6,553 wireless communications sites and the related towers and assets (collectively, the “Sprint Towers”) from newly formed special purpose entities of Sprint, under master leases for which we paid approximately $1.2 billion as prepaid rent, subject to certain conditions, adjustments and pro-rations (the “Sprint Transaction”).

On February 14, 2005, in connection with the execution of the Sprint Transaction, we entered into an Investment Agreement (the “Investment Agreement”) with (a) Fortress Investment Fund II LLC, a Delaware limited liability company (“Fortress”), an affiliate of our largest stockholder, Fortress Investment Holdings LLC; (b) Abrams Capital Partners II, L.P., a Delaware limited partnership, Abrams Capital Partners I, L.P., a Delaware limited partnership, Whitecrest Partners, L.P., a Delaware limited partnership, Abrams Capital International, LTD, a Cayman Island limited liability company and Riva Capital Partners, L.P., a Delaware limited partnership (collectively, “Abrams”), affiliates of our third largest stockholder Abrams Capital, LLC and (c) Greenhill Capital Partners, L.P., a Delaware limited partnership, Greenhill Capital Partners (Executive), L.P., a Delaware limited partnership, Greenhill Capital, L.P., a Delaware limited partnership, Greenhill Capital Partners (Cayman), L.P., a Cayman Islands limited partnership, Greenhill Capital Partners (Employees) II, L.P., a Delaware limited partnership (collectively, “Greenhill”, and together with Fortress and Abrams, the “Investors”, and each individually, an “Investor”), our second largest stockholder and certain of its affiliates.

Under the Investment Agreement, the Investors committed to purchase, at the closing of the Sprint Transaction, up to $500.0 million of our common stock at a price of $25.50 per share. The $500.0 million aggregate commitment from the Investors was automatically reduced to $250 million as the provisions in the Investment Agreement permitted a reduction in the commitment of up to $250 million for (1) the $183.1 million of net proceeds we received in a follow-on equity offering we completed on May 9, 2005, and (2) the amount by which the $850 million bridge loan financing that we entered into in connection with the Sprint transaction exceeded $750 million, or a $100 million reduction. Pursuant to the terms of the Investment Agreement, each of Fortress, Abrams and Greenhill purchased such number of shares of common stock equal to 48%, 32% and 20%, respectively, of the 9,803,922 shares of common stock purchased under the Investment Agreement. The purchase of the shares by the Investors was conditioned upon the occurrence of the closing of the Sprint Transaction, and closed simultaneously with the Sprint Transaction. The issuance of these securities was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Investment Agreement and the transactions that occurred thereunder were approved by a Special Committee of the Board of Directors.

Option Agreement

If we did not complete an offering of our equity securities prior to the closing of the Sprint Transaction, under an Option Agreement with us, the Investors had agreed to issue to us, at the closing of the Investment Agreement, a one-time option to purchase from the Investors a number of shares of common stock having a value equal to the difference between the total consideration paid by the Investors for the common stock at the closing of the Sprint Transaction and $250.0 million. Pursuant to the Option Agreement, we would have had the option to purchase the shares at a price per share of $26.50. The option would have been immediately vested upon issuance at the closing and would expire six months and one day after the closing of the Sprint Transaction and would have been non-transferable. If we were to exercise the option, we would have purchased shares from each Investor in proportion to that Investor’s participation in the Investment Agreement set forth above. As we completed an offering of our equity securities prior to the closing of the Sprint Transaction, we were not entitled to this option and no option was issued by the Investors. This transaction was approved by a Special Committee of the Board of Directors.

USA Mobility

As discussed above, David Abrams, one of our directors, is also a director of USA Mobility, Inc., which is currently one of our important customers (comprising 6.4% of our revenues in 2005). One of our primary master tenant leases with USA Mobility, the Arch Lease, expired on May 31, 2005. The Arch Lease allowed Arch Wireless, one of the two companies that merged to form USA Mobility, to locate a fixed number of transmitters on any of our sites for a fixed minimum rate. Effective June 1, 2005, USA Mobility began paying only for the sites occupied on a hold over basis which resulted in a $0.6 million reduction in our monthly revenue. Effective July 1, 2005, we executed a new master tenant lease with USA Mobility. Under the new master lease, USA Mobility may locate up to a specified maximum number of transmitters on our sites for a predetermined monthly fee. The predetermined monthly fee decreases periodically over time from approximately $1.6 million for July 2005 to approximately $1.0 million per month in 2008. Mr. Abrams will recuse himself from any discussion or decision by our Board of Directors regarding USA Mobility.

Mapeley Ltd.

Pinnacle Towers Limited, our United Kingdom subsidiary, outsources the management of its communications sites to Mapeley Ltd., an affiliate of Fortress on whose board Mr. Edens serves. During the years ended December 31, 2005, 2004 and 2003, we incurred expenses to Mapeley in connection with its services of $167,000, $171,000 and $48,000, respectively.

Independent Certified Public Accounting Firm

The Audit Committee’s Charter, as well as Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 and the related New York Stock Exchange listing standards, each require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer. In accordance with these requirements, the Audit Committee has selected the firm of Ernst & Young LLP, independent accountants (“E&Y”), to be Global Signal’s independent certified public accounting firm for the year 2006. E&Y was also Global Signal’s independent certified public accounting firm for 2005. The Audit Committee may, in its discretion, change the appointment of the Company’s independent certified public accounting firm if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Global Signal and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.

A representative of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

Set forth below are the aggregate fees and expenses paid by Global Signal to E&Y for each of the last two fiscal years for all audit, audit related, tax and other services provided by E&Y to Global Signal.

	2005	2004
Audit Fees	$3,218,736	$2,065,158
Audit Related Fees	170,180	1,095,976
Tax Fees	23,153	72,300
All Other Fees	1,500	31,332

“Audit Fees” include fees for the audit of Global Signal’s annual financial statements and internal control over financial reporting, and review of financial statements included in Global Signal’s quarterly reports (Forms 10-Q). This category also includes review of, and consents for, filings with the SEC related to acquisitions and registration statements (including our initial public offering and secondary public offering) and the issuance of comfort letters associated with those offerings.

“Audit Related Fees” included fees for services related to audits required by our lenders, audits of the statements of revenue and certain expenses of acquired towers, review of private offering memoranda and the performance of agreed-upon procedures in connection with our debt financings.

“Tax Fees” include fees for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, including acquisition related matters.

“All Other Fees” include fees paid by Global Signal to E&Y that are not included in the three paragraphs above. These services in 2005 were primarily related to tax education seminars for potential tower sellers and accounting research subscription renewals.

Audit Committee Pre-Approval Policies and Procedures

Global Signal’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, Global Signal’s independent certified public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the tables above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.

Of the fees set forth in the table above, none of the “Audit Related Fees”, none of the “Tax Fees”, none of the Sarbanes-Oxley §404 Fees and none of the “All Other Fees” were approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Global Signal to E&Y during the fiscal year in which the services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Deadline for Submitting Shareholder Proposals

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at Global Signal’s principal executive offices no later than the close of business on December 19, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our amended and restated bylaws, the deadline for submitting shareholder proposals for inclusion in Global Signal’s proxy statement for the Annual Meeting was December 19, 2005. Under our amended and restated bylaws, in order for a shareholder proposal to be included in our proxy statement and form of proxy for our next annual meeting, the shareholder must be a shareholder of record on the date the notice is given, and the notice must be received by Global Signal between January 17, 2007 and February 16, 2007 unless the 2007 annual meeting is called for a date that is not within twenty-five days before or after May 18, 2007, in which case the notice must be received by Global Signal not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the shareholder’s name and record address, (c) the class or series and number of shares of capital stock of Global Signal that the shareholder owns beneficially or of record, (d) a description of all arrangements or understandings between the shareholder and any other person or persons

(including their names) in connection with the proposal of the business by the shareholder and any material interest of the shareholder in the business and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.

The notice should be mailed to the Secretary of Global Signal at “Attention: Secretary, Global Signal Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida, 34232”. Global Signal reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Global Signal, Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida, 34232, Attention: General Counsel, and can also be accessed through our website at www.gsignal.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to, Global Signal, Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232, Attention: General Counsel.

By Order of the Board of Directors

Jeffrey A. Klopf Executive Vice President, General Counsel and Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

GLOBAL SIGNAL INC.

May 18, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:			2. With discretionary authority on such other matters as may properly come before the Annual Meeting.
NOMINEES:
☐	FOR ALL NOMINEES	O David Abrams O Howard Rubin		THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			FOR DIRECTOR AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	FOR ALL EXCEPT (See instructions below)			The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GLOBAL SIGNAL INC.

PROXY SOLICITED BY THE BOARD FOR

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Wesley Edens, Ronald G. Bizick, II and Jeffrey Klopf, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all share of the common stock of Global Signal Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Global Signal Inc. to be held at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022 on Thursday, May 18, 2006 at 11:30 a.m., local time, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice and proxy statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

GLOBAL SIGNAL INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR - TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	COMPANY NUMBER
ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:			2. With discretionary authority on such other matters as may properly come before the Annual Meeting.
NOMINEES:
☐	FOR ALL NOMINEES	O David Abrams O Howard Rubin		THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			FOR DIRECTOR AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	FOR ALL EXCEPT (See instructions below)			The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.